Exhibit 10.4
FORM OF REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (as amended from time to time, this "Agreement"), dated as of                  , 2018, is made by and between Gas Ships Limited, a Marshall Islands corporation (the "Company"), DryShips Inc., a Marshall Islands corporation ("Dryships"), SPII Holdings Inc. ("SPII Holdings"), a Marshall Islands corporation, Sierra Investments Inc., a Marshall Islands corporation ("Sierra") and Mountain Investments Inc., a Marshall Islands corporation ("Mountain") (together the "Parties"). DryShips, SPII Holdings, Sierra and Mountain shall be referred to together as the "Holders" and individually a "Holder".
WHEREAS, the Holders have received Registrable Shares in connection with the distribution of the Company's shares of common stock, par value $0.01 per share, completed on                    , 2018 (the "Distribution"); and
WHEREAS, the Company has agreed to provide the Holders with the registration rights set forth in this Agreement with respect to the Registrable Shares.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:
ARTICLE I.
 DEFINITIONS
As used in this Agreement, the following capitalized terms shall have the meanings set forth below:
"Affiliate" means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.  For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
"Business Day" means any day that is not a Saturday, a Sunday or other day on which the banks are required or authorized by law to be closed in the City of New York or the Commission is closed.
"Closing Price" means, as of any date, (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share of the Common Shares on the Nasdaq Capital Market ("Nasdaq") on such date or, if the Common Shares are not listed for trading on Nasdaq on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed, on a United States national or regional securities exchange, or (2) if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price referred to above is not available, the average of the mid-point of the last bid and ask prices of the Common Shares on such date from at least three nationally recognized independent investment banking firms retained by the Company for purposes of determining the Closing Price.

"Commission" means the U.S. Securities and Exchange Commission.
"Common Shares" means shares of the Company's common stock, par value $0.01 per share.
"End Date" has the meaning set forth in Section 2.1(b).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Registrable Shares" means                  Common Shares held by the Holders in the amounts set forth in Schedule A hereto in the Distribution and any securities of the Company issued in respect thereof or in substitution therefor, including in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization; provided, however, that Registrable Shares held by the Holders will not be considered Registrable Shares for purposes of this Agreement following the earliest to occur of the following: (i) a registration statement covering such Registrable Shares has been declared effective by the Commission and all such Registrable Shares have been disposed of pursuant to such effective registration statement, (ii) such Registrable Shares have been sold in a transaction satisfying the applicable conditions of Rule 144 under the Securities Act (as such Rule may be amended from time to time, "Rule 144"), (iii) all of the Registrable Shares held by the Holders may be sold in a single transaction without limitation under Rule 144 and (iv) such Registrable Shares have been sold or transferred in such a manner that the transferor's rights under this Agreement are not assigned to the transferee of such Registrable Shares pursuant to Section 6.2.
"Scheduled Black-out Period" means the period beginning on the eight day of a fiscal quarter of the Company to and including the second business day after the day on which the Company publicly releases its earnings for such fiscal quarter.
"SC Trading Average" means, as of a given date, the volume-weighted, average Closing Price of the Common Shares for the 20 Trading Days immediately preceding such date.
"Securities Act" means the Securities Act of 1933, as amended.
"Trading Day" means (a) if the applicable security is listed or admitted for trading on the Nasdaq or another national securities exchange, a day on which the Nasdaq or such other national securities exchange is open for business or (b) if the applicable security is not so listed or admitted for trading, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

ARTICLE II.
 DEMAND AND PIGGYBACK RIGHTS
2.1          Right to Demand Registration.  If at any time prior to the date on which all Registrable Shares covered by such shelf registration statement have been sold thereunder (the "End Date")  the Company is not eligible to file a registration statement on Form F-3, then the Holders shall have the right to require the Company to register, pursuant to the terms of this Agreement, any number of Registrable Shares held by the Holders, including on a delayed or continuous basis, on Form F-1 (or a successor form).  The Company shall file such registration statement pursuant to this Section 2.2 as soon as practicable, but not later than within fifteen (15) days, following the date of such request and the Company shall use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after it has been filed.  The Company will use commercially reasonable efforts to keep any registration statement filed pursuant to this Section 2.2 continuously effective until the End Date.
2.2          Right to Piggyback on a Registered Offering.  Subject to the limitations set forth in this Agreement, in connection with any registered offering of Common Shares (whether at the initiative of the Company or otherwise), including any underwritten shelf takedown, the Holders, in their sole discretion, may include in such offering or shelf takedown Registrable Shares they holds.  The Company will provide written notice to the Holders regarding such registered offering of securities as required by this Agreement and comply with all other requirements of the Company in the manner set forth in this Agreement.
2.3          Limitations.
(a)          Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to registered offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to executive or employee benefit or compensation-related offers and sales, (ii) Form F-4 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers or subscription offers) or (iii) otherwise where the securities are not being sold for cash.

(b)          The Company may postpone the filing of any registration statement under Section 2.2 or an offering of Registrable Shares (other than the initial registration statement filing under Section 2.1(a)) under Section 2.1 or suspend the effectiveness of any registration statement for a reasonable "blackout period" not in excess of ninety (90) days if the board of directors of the Company determines in good faith that such registration or offering (1) would materially interfere with a bona fide business or financing transaction of the Company or otherwise would be materially detrimental to the Company or its security holders if effected at such time or (2) is reasonably likely to require premature disclosure of information, the premature disclosure of which would materially and adversely affect the Company or its securityholders; provided that the Company shall not, other than with respect to Scheduled Black-out Periods, postpone the filing of a registration statement or an offering of Registrable Shares under Section 2.1 (other than the initial registration statement filing under Section 2.1(a)) or Section 2.2 or suspend the effectiveness of any shelf registration statement pursuant to this Section 2.4(b) more than twice in any 360-day period and for not more than 120 days in the aggregate in any 360-day period.  Any such blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction or other event described in clause (1) of this Section 2.4(b), a date not later than ninety (90) days from the date such deferral commenced, and (ii) in the case of disclosure of other non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 20-F and (y) the date upon which such information is otherwise disclosed publicly by the Company.  In addition, notwithstanding anything to the contrary, during any Scheduled Black-out Period or upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable the use of such registration statement, prospectus or prospectus supplement, the Holders and their Affiliates shall forthwith discontinue any disposition of Registrable Shares until termination of such Scheduled Black-Out Period or until the Holders receives copies of a supplemented or amended prospectus or prospectus supplement, or until the Holders is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holders' possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Shares current at the time of receipt of such notice. The total number of days that any such suspensions pursuant to the immediately preceding sentence (other than suspensions due to a Scheduled Black-out Periods) may be in effect in any 360-day period shall not exceed the excess of 120 days over the number of days in such 360-day period that the Company has delayed effecting a registration or offering in reliance upon clauses (1) and (2) of this Section 2.4(b).
ARTICLE III.
 NOTICES, CUTBACKS AND OTHER MATTERS
3.1          Notifications Regarding Registration Statements.  The Company shall notify the Holders of an anticipated registered offering of securities (whether or not made pursuant to a request made by at the Company's own initiative), no later than 5:00 pm, New York City time, on (x) if applicable, the tenth (10th) calendar day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such offering is expected to be finalized, and (y) in all cases, the tenth (10th)  calendar day prior to the proposed filing date of the registration statement or as soon as otherwise reasonably practicable.

3.2          Notifications by the Holders Regarding Piggyback Rights.
(a)          If the Holders wish to exercise their piggyback rights with respect to an offering other than a shelf takedown or with respect to a non-underwritten shelf takedown, it must notify the Company of the number of Registrable Shares it seeks to have included in such offering.  Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second (2nd) Business Day after the Company notice pursuant to Section 3.1 has been delivered.
(b)          If the Holders wish to exercise their piggyback rights with respect to an underwritten shelf takedown, they must notify the Company of the number of Registrable Shares it seeks to have included in such takedown.  Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second (2nd) Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized.
3.3          Plan of Distribution, Underwriters and Counsel.  For any registration other than a registration initiated by the Holders pursuant to Section 2.1 or Section 2.2, the Company or, if applicable, other Company securityholders initiating such registration will be entitled to determine the plan of distribution and, for any underwritten offering, select the managing underwriters for such offering.  For any registration or offering initiated by the Holders pursuant to Section 2.1 or Section 2.2, the Holders shall be entitled to determine the plan of distribution and select the managing underwriters (which shall be reasonably acceptable to the Company).  The plan of distribution will provide as much flexibility as is reasonably possible and consistent with this Agreement.
3.4          Cutbacks.  If the managing underwriters advise the Company and the Holders that, in their opinion, the number of Registrable Shares requested to be included in an underwritten offering (including any underwritten shelf takedown) exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Common Shares being offered, such offering will include, subject to the other provisions of this Section 3.4, only the number of Registrable Shares that the managing underwriters advise can be sold in such offering. In the case that more than one Holder is participating in such an offering, any cutback shall be applied to the participating Holders on a pro rata basis in relation to the number of Registrable Shares they are registering in the respective offering.
(a)          In the case of a registered offering upon the Holders' request pursuant to Section 2.1, the Holders will have first priority.  To the extent of any remaining capacity, the Company will have second priority.  To the extent of any remaining capacity, all other shareholders of the Company having similar registration rights will have third priority and will be subject to cutback pro rata based on the number of common shares of the Company then held by each such shareholder.

(b)          In the case of a registered offering (including any underwritten shelf takedown) upon the initiative of the Company, the Company will have first priority.  To the extent of any remaining capacity, the Holders and any other holders of securities of the Company having registration rights that are neither expressly senior nor subordinated to the Registrable Shares shall have second priority and will be subject to cutback pro rata based on the number of Common Shares then held by the Holders and such other selling security holders, respectively (up to the number of Common Shares initially requested by them to be included in such offering).  To the extent of any remaining capacity, and only if all Common Shares referred to in the preceding sentence have been included in such registration, any other securities eligible for inclusion in such registration may be included.
3.5          Withdrawals.  Even if Registrable Shares held by the Holders have been part of a registered underwritten offering, the Holders may, no later than the time at which the public offering price and underwriters' discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Shares being offered for its account.
3.6          Expenses.  (a)  All expenses incurred by the Company in connection with any registration statement or registered offering covering Registrable Shares held by the Holders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of the independent certified public accountants, and the expense of qualifying such Registrable Shares under state blue sky laws, will be borne by the Company.  All underwriters', brokers' and dealers' discounts and commissions and stock transfer taxes applicable to Registrable Shares sold for the account of the Holders will be borne by the Holders, and they shall also bear the fees and expenses of its own counsel.
(b)          Notwithstanding anything to the contrary, the Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.2, the request of which has been subsequently withdrawn by the Holders.
ARTICLE IV.
 FACILITATING REGISTRATIONS AND OFFERINGS
4.1          General.  If the Company becomes obligated under this Agreement to facilitate a registration or offering of Registrable Shares, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of securities for its own account.  Without limiting this general obligation, the Company will use its commercially reasonable efforts to fulfill its specific obligations as described in this Article IV.
4.2          Registration Statements.  In connection with each registration statement pursuant to Section 2.1 or Section 2.2 or as to which piggyback rights otherwise apply, the Company will:
(a)          (i) prepare and file with the Commission a registration statement covering the applicable Registrable Shares, (ii) file amendments thereto as warranted, (iii) use its commercially reasonable efforts to seek the effectiveness thereof, and (iv) file with the Commission prospectuses and prospectus supplements as may be required, all in consultation with the Holders and as reasonably necessary in order to permit the offer and sale of the Registrable Shares in accordance with the applicable plan of distribution;

(b)          (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the Holders, the counsel to the Holders or the underwriter or the underwriters may request; and, with reasonable prior notice to the Company, make applicable representatives of the Company available for discussion of such documents; (ii) as applicable during any underwritten offering and within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus relating to such underwritten offering, provide copies of such document to the Holders, counsel for the Holders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as the Holders, counsel for the Holders or such underwriter shall request; and (iii) make applicable representatives of the Company available for discussion of such document;
(c)          use its commercially reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d)          notify the Holders promptly, and, if requested by the Holders, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii)  if the Company receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(e)          furnish counsel for each underwriter, if any, and for the Holders copies of any correspondence with the Commission or any state securities authority relating to the registration statement or prospectus;
(f)          use its commercially reasonable efforts to otherwise comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and
(g)          use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

4.3          Registered Offerings .  In connection with any registered offering pursuant to Section 2.1 or Section 2.2 or as to which piggyback rights otherwise apply, the Company will:
(a)          cooperate with the Holders and, if applicable, the sole underwriter or managing underwriter of an underwritten offering of Registrable Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Holders or, if applicable, the sole underwriter or managing underwriter of an underwritten offering of Registrable Shares, if any, may reasonably request at least five days prior to any sale of such Registrable Shares;
(b)          furnish to the Holders and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as the Holders or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use, subject to the other terms of this Agreement, of the prospectus, including each preliminary prospectus, by the Holders and underwriter in connection with the offering and sale of the Registrable Shares covered by the prospectus or the preliminary prospectus;
(c)          use its commercially reasonable efforts to (i) register or qualify the Registrable Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or Registrable Shares covered by a registration statement, shall reasonably request; (ii)  keep each such registration or qualification effective during the period such registration statement is required to be kept effective so long as any Registrable Shares remain subject to this Agreement; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and the Holders to consummate the disposition in each such jurisdiction of such Registrable Shares; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Shares in connection therewith) in any such jurisdiction;
(d)          use its commercially reasonable efforts to cause all Registrable Shares being sold to be qualified for inclusion in or listed on Nasdaq or any other U.S. securities exchange on which common shares issued by the Company are then so qualified or listed if so requested by the Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Shares, if any;
(e)          cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f)          in connection with any underwritten offering, use its commercially reasonable efforts to facilitate the distribution and sale of any Registrable Shares to be offered pursuant to this Agreement, including, without limitation, by making road show presentations, holding meetings with and making calls to potential investors that may be reasonably requested by the managing underwriter or underwriters in any such underwritten offering no more than once per offering over a period of no more than 24 hours (provided, however, that such participation is not required to be in person by any Company representative) and taking such other actions as shall be reasonably requested by the Holders or the lead managing underwriter of an underwritten offering; and
(g)          enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained in existing underwriting agreements of the Company) and use its commercially reasonable efforts to take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares and in connection therewith:
1.          make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are consistent with those included in existing underwriting agreements of the Company;
2.          obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be consistent with those required by existing underwriting agreements of the Company) addressed to the Holders and the underwriters, if any;
3.          obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and
4.          to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of such representative as agent for the Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
4.4          Due Diligence.  In connection with any underwritten offering of Registrable Shares to be sold by the Holders, the Company will, in accordance with customary practice and subject to the execution and delivery of the Holders of confidentiality agreements in form and substance reasonably acceptable to the Company, make available for inspection by representatives of the Holders and underwriters and any counsel or accountant retained by the Holders or underwriters relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise; provided, however, that the Company shall in no event be required to disclose any information that might waive or jeopardize any attorney-client or similar privilege.

4.5          Information from the Holders; Market Stand-Off; Other Obligations.  (a) the Holders will, as a condition to the Company's obligations under this Agreement, timely furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Registrable Shares by the Holders and the proposed distribution by the Holders of such Registrable Shares as the Company may from time to time reasonably request in writing.
(b)          Notwithstanding anything to the contrary, the Holders may not participate in any underwritten offering unless it (i) agrees to sell its Registrable Shares on the basis provided in the applicable underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that the Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding the Holders, the Holders' title to the Registrable Shares, the Holders' authority to sell the Registrable Shares, the Holders' intended method of distribution, absence of liens with respect to the Registrable Shares, receipt of all required consents and approvals with respect to the entry into such underwriting and other agreements and the sale of such Registrable Shares and any other representations required to be made by the Holders under applicable law, rule or regulation, and the aggregate amount of the liability of the Holders in connection with such underwriting agreement shall not exceed the Holders' net proceeds from such underwritten offering.
(c)          the Holders shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Shares without the prior written consent of the Company.
(d)          each Holders hereby agrees that it will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Shares (or other securities of the Company) held by such Holder (other than those included in the registration) for a period (the "Restricted Period") specified by the lead managing underwriter in any underwritten offering not to exceed ten (10) days prior and sixty (60) days following any registered sale by the Company or any other shareholder of the Company.  the Holders agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the lead managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.
4.6          Piggy-back Registration Obligations.  Notwithstanding anything to the contrary, the Company shall not be obligated to the Holders to effect any registration or offering to which piggyback rights otherwise would apply under this Agreement and shall be entitled to withdraw or terminate any such registration or offering in its sole discretion, without any further obligation to the Holders.

ARTICLE V.
 INDEMNIFICATION
5.1          Indemnification by the Company.  In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Shares held by the Holders, the Company will hold harmless the Holders, and any person who controls the Holders within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable legal fees and costs of court), joint or several, to which the Holders may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in light of the circumstances then existing; and will reimburse the Holders and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to the Holders in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by the Holders or such underwriter specifically for use in the preparation thereof.
5.2          Indemnification by the Holders.  the Holders will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by the Holders specifically for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to any noncompliance by the Holders with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided, however, that the obligation to indemnify shall be individual, not joint and several, for the Holders and shall be limited to the net amount of proceeds received by the Holders from the sale of Registrable Shares pursuant to such registration statement or amendment or supplement thereto.

5.3          Indemnification Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action.  The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.  If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense.  An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after receipt of notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices.  Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent.  No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4          Contribution.  If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.  Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
ARTICLE VI.
 OTHER AGREEMENTS
6.1          Rule 144.  If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will use its commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of the Holders, use its commercially reasonable efforts to make publicly available such information) and it will take such further action as the Holders may reasonably request, with a view to making available to the Holders the benefits provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of the Holders, the Company will deliver to the Holders a written statement as to whether it has complied with such requirements.

6.2	Assignment of Registration Rights.
The rights of the Holders to registration of Registrable Securities pursuant to Article 2 of this Agreement may be assigned by the Holders to a transferee or assignee which is an Affiliate, subsidiary or parent company, or similar entity of or for the benefit of the Holders; provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee acquired such Registrable Securities in a transaction that complied with applicable securities laws and shall agree to be subject to all applicable restrictions set forth in this Agreement.
ARTICLE VII.
 MISCELLANEOUS
7.1          Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by facsimile or email (in each case in this clause (iv), solely if receipt is confirmed), addressed as follows:
(a)          if to the Company, to:
with a copy, which will not constitute notice, to:
(b)          if to DryShips, to:
with a copy (which shall not constitute notice) to:
(c)	if to SPII Holdings, to:
with a copy (which shall not constitute notice) to:
(d)	if to Mountain, to:
with a copy (which shall not constitute notice) to:
(e)	if to Sierra, to:
with a copy (which shall not constitute notice) to:

The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.
7.2          Section Headings.  The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement unless otherwise specifically indicated.
7.3          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
7.4          Consent to Jurisdiction and Service of Process.  The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any courts thereof in any action or proceeding arising out of or relating to this Agreement.
7.5          Enforcement.  The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity.  Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
7.6          Amendments.  This Agreement may be amended only by an instrument in writing executed by the Company and the Holders.
7.7          Termination.  This Agreement will terminate when none of the Holders hold any Registrable Shares.
7.8          Third-Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person any right or remedies under or by reason of this Agreement.
7.9          Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby.
7.10          Severability.  The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions.  Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.
7.11          Counterparts.  This Agreement may be executed and delivered in multiple counterparts, including by means of facsimile and electronic mail, each of which shall be deemed an original, but all of which together shall constitute the same instrument.
 [Signature Page Follows]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

GAS SHIPS LIMITED

By:______________________________
Name:
Title:

DRYSHIPS INC.

By:______________________________
Name:
Title:

SPII HOLDINGS INC.
By:______________________________
Name:
Title:

SIERRA INVESTMENTS INC.

By:______________________________
Name:
Title:

MOUNTAIN INVESTMENTS INC.

By:______________________________
Name:
Title:

[Signature Page to Registration Rights Agreement]

Schedule A
Holder	Number of Shares
DryShips
SPII Holdings
Mountain
Sierra

17